SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to ' 240.14a-12

                       CARRINGTON LABORATORIES, INC.
             -----------------------------------------------
            (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange Act Rules 14a-
           6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:
           ________________________________________________________________
        2) Aggregate number of securities to which transaction applies:
           ________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ________________________________________________________________
        4) Proposed maximum aggregate value of transaction:
           ________________________________________________________________
        5) Total fee paid:
           ________________________________________________________________

      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:  ________________________________________
        2) Form, Schedule or Registration Statement No.: ___________________
        3) Filing Party: ___________________________________________________
        4) Date Filed: _____________________________________________________

                        CARRINGTON LABORATORIES, INC.
                            2001 Walnut Hill Lane
                             Irving, Texas  75038


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On May 18, 2000


    NOTICE is hereby given that the annual meeting of shareholders of CARRINGTON LABORATORIES, INC. (the "Company") will be held on May 18, 2000, at 8:30 a.m., local time, at the Las Colinas Country Club, 4900 North O'Connor Boulevard, Irving, Texas 75062, for the following purposes:

    (1) To elect three persons to serve as directors of the Company for a term expiring at the annual meeting of shareholders in 2003;

    (2) To approve the appointment of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 7, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof. A record of the Company's activities during 1999 and financial statements for the fiscal year ended December 31, 1999 are contained in the accompanying 1999 Annual Report.

    You are urged, whether or not you plan to attend the meeting in person, to mark, sign and date the enclosed proxy and return it promptly in the accompanying envelope. If you do attend the meeting in person, you may withdraw your proxy and vote in person. The prompt return of proxies will assure the representation of sufficient shares to take the actions described above and save your Company the expense of further solicitation.


                                         By Order of the Board of Directors


                                         George DeMott
                                         Chairman of the Board

 Irving, Texas
 April 17, 2000

                        CARRINGTON LABORATORIES, INC.
                            2001 Walnut Hill Lane
                             Irving, Texas  75038
                                (972) 518-1300


                               PROXY STATEMENT

                      For Annual Meeting of Shareholders
                          To Be Held On May 18, 2000


    This Proxy Statement is furnished to the shareholders of Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 18, 2000. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company prior to the meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice or a duly executed proxy bearing a later date to the President of the Company, or by voting in person.

    The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is April 17, 2000.

                     OUTSTANDING CAPITAL STOCK

    The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting is April 7, 2000 (the "Record Date"). At the close of business on the Record Date, the Company had 9,577,587 shares of Common Stock, $.01 par value ("Common Stock"), issued and outstanding and entitled to vote at the meeting.

                 ACTION TO BE TAKEN AT THE MEETING

    Shares represented by a validly executed proxy in the accompanying form, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election of the persons named as nominees under the caption "Election of Directors" as directors of the Company, (ii) for the approval of the appointment by the Company's Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000, and (iii) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

    Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion.

                         QUORUM AND VOTING

    The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in such holder's name on the Record Date.

                      PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information as of March 31, 2000, unless otherwise indicated, with respect to the shareholders known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock of the Company, based on the information available to the Company on such date. Except as otherwise indicated, each shareholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such shareholder.

                                        Shares of
                                       Common Stock       Owned Percent
    Beneficial Owner                   Beneficially         of Class
    ----------------                   ------------         --------
 Thomas J. Marquez                      829,940 (1)            8.6%
    c/o Carrington Laboratories, Inc.
    2001 Walnut Hill Lane
    Irving, Texas  75038

 Dimensional Fund Advisors              601,700 (2)            6.3%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401


 (1) Includes 39,300 shares held in a trust controlled by Mr. Marquez and 42,600 shares that he has the right to acquire pursuant to options exercisable within 60 days after March 31, 2000.

 (2) Based on a report on Schedule 13G filed by Dimensional Fund Advisors Inc. ("DFA") with the Securities and Exchange Commission on February 3, 2000. DFA, a registered investment advisor, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. Collectively, those investment companies, trusts and accounts own 601,700 shares of the Company's Common Stock, but to DFA's knowledge no one of them owns more than 5% of the class. In its role as investment adviser or manager, DFA possesses sole voting and/or investment power with respect to such shares, but it disclaims beneficial ownership.

     The Company knows of no arrangements the operation of which may at a subsequent date result in a change of control of the Company.

          REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

    With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. The three nominees who receive a plurality of the votes cast by shareholders present or represented by proxy at the annual meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on the election of directors.

    The Company's Bylaws provide that the vote required to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting at which a quorum is present. Abstentions may be specified on all proposals except the election of directors. Under applicable law and the Company's Bylaws, abstentions and shares represented by broker non-votes or other limited proxies for a particular proposal will be counted as present for purposes of determining the existence of a quorum at the meeting but will be excluded entirely from the voting tabulation for that proposal. Therefore, abstentions, broker non-votes and other limited proxies will have no effect on the outcome of the proposal to approve the appointment of independent public accountants.

                       ELECTION OF DIRECTORS

    The Company's Bylaws provide that the Company's operations will be governed by the Board of Directors, which is elected by the shareholders.
 The Company's Board of Directors is divided into three classes with staggered three-year terms. All directors of one class hold their positions until the annual meeting of shareholders at which the terms of the directors in such class expire and their respective successors are elected and qualified, or until their earlier death, resignation, disqualification or removal from office. The Company's Bylaws provide that the number of directors shall not be less than five nor greater than nine, and the exact number of directors that shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board. The Board of Directors has determined that the number of directors will be seven.

    At the meeting, three directors will be elected. One Board position will remain vacant after the meeting. The Board has not named anyone to succeed James T. O'Brien, who resigned as a director at the time of the 1999 annual meeting of shareholders, but the Board is still searching for a qualified candidate to fill that position. The Board has the power to fill the vacant position without any requirement for approval or ratification by the shareholders. However, if the Board fills the vacant position, the Board expects that such action will be presented to the shareholders for ratification at a subsequent annual meeting.

    All duly submitted and unrevoked proxies will be voted for the nominees selected by the Board of Directors, except where authorization to so vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board.

    The Board of Directors has nominated George DeMott, Robert A. Fildes, Ph.D., and Carlton E. Turner, Ph.D., D.Sc., for election as directors at the annual meeting, to serve three-year terms expiring in 2003. Mr. DeMott, Dr. Fildes and Dr. Turner are currently directors of the Company, with terms expiring at the 2000 annual meeting, and each has consented to serve as a director if elected.

    The Board of Directors recommends that shareholders vote FOR the election of George DeMott, Robert A. Fildes, Ph.D. and Carlton E. Turner, Ph.D., D.Sc. as directors of the Company.

    The other three directors of the Company have been elected to terms that do not expire at the 2000 annual meeting. Thomas J. Marquez and Selvi Vescovi are currently serving terms expiring in 2001, and R. Dale Bowerman is currently serving a term expiring in 2002.

    Information about all six directors of the Company, including the current nominees, is set forth in the following paragraphs.

    R. DALE BOWERMAN, 60, has served as a director of the Company since January 1991. Mr. Bowerman was President and Chief Executive Officer of Southwest Health Alliances, L.L.C. from May 1994 until his retirement in October 1997. From 1973 to April 1994, he was Chief Financial Officer of High Plains Baptist Health Systems, a nonprofit hospital system. Mr. Bowerman is also a director of Sunrise Technologies, Inc., a publicly traded company.

    GEORGE DEMOTT, 67, has served as a director of the Company since May 1990 and Chairman of the Board since April 1995. He has been an independent business consultant since 1987. From 1963 to 1987, Mr. DeMott held various positions with American Home Products Corporation, a worldwide marketer of pharmaceuticals, over-the-counter drugs and household products, serving as Group Vice President from 1978 to 1987. From 1964 to 1978, Mr. DeMott was with the Whitehall Laboratories Division of that corporation, and he served as President of that division from 1974 until 1978.

    ROBERT A. FILDES, Ph.D., 61, has served as a director of the Company since March 1991 and, on an independent contractor basis, as the Company's interim Executive Vice President, Research and Development, since October 1, 1997. Since January 1998 he has served as president of SB2 Inc., a biopharmaceutical company, and from June 1998 to December 1998 he served as Chief Executive Officer of Atlantic Pharmaceuticals, a biopharmaceutical company. From February 1993 to August 1997, he was Chairman of the Board and Chief Executive Officer of Scotgen Biopharmaceuticals, Inc., a biotechnology company. From August 1990 to January 1993, he was an independent business consultant in the pharmaceutical industry. Dr. Fildes was President and Chief Executive Officer of Cetus Corporation, a
 biopharmaceutical company, from 1982 to 1990. From 1980 to 1982, he was President of Biogen, Inc., the United States subsidiary of Biogen, N.V., Geneva, Switzerland. Prior to joining Biogen, Dr. Fildes was Vice President of Operations for the Industrial Division of Bristol-Myers Company. Dr. Fildes is also a director of the following biopharmaceutical companies: La Jolla Pharmaceutical Co., a publicly traded company; Cytovax Biotechnologies, Orbon Corporation and SB2 Inc., each a private company.

    THOMAS J. MARQUEZ, 62, has served as a director of the Company since August 1987. In addition, from August 1987 until May 1990, Mr. Marquez was Chairman of the Board and Chief Executive Officer of the Company. From 1965 to 1979, Mr. Marquez was an officer of Electronic Data Systems, Inc., a computer services company, and he served as a director of that corporation from 1965 to 1984. Since his resignation as an officer of Electronic Data Systems, he has been engaged primarily in personal investment activities and a number of public service projects. Mr. Marquez is also a director of Aquinas Funds, Inc.

    CARLTON E. TURNER, Ph.D., D.Sc., 59, has served as a director of the Company since May 1989 and as President and Chief Executive Officer of the Company since April 1995. In addition, from January 1994 to November 1994, Dr. Turner was Executive Vice President of the Company, and from November 1994 to April 1995, he was Chief Operating Officer of the Company. He was President and Chief Executive Officer of Princeton Diagnostic Laboratories of America, Inc., a biomedical and pharmaceutical testing laboratory, from 1987 through May 1993. He also served as a director of that corporation from 1987 to January 1994. From 1981 through 1987, he was Director of the Drug Abuse Policy Office of the White House, President Reagan's principal advisor on drug abuse policy. From 1970 to 1981, Dr. Turner was a research professor and director of the Research Institute of Pharmaceutical Sciences at the University of Mississippi School of Pharmacy. Dr. Turner has been nominated to serve as a director of Tutogen Medical, Inc., a publicly traded company. The election will be held at the annual meeting of Tutogen shareholders on April 27, 2000.

    SELVI VESCOVI, 69, has served as a director of the Company since May 1989. Mr. Vescovi served as Chairman of the Board from May 1990 to April
 1995.  In  addition,  Mr.  Vescovi served  as  interim President  and  Chief
 Executive Officer of the Company from March 1995 to April 1995. He was employed by The Upjohn Company ("Upjohn"), a manufacturer of human pharmaceuticals and pharmaceutical chemicals, in various capacities from 1954 until his retirement in 1988 from his positions as Corporate Vice President of Upjohn, a position he had held since 1977, and President and General Manager of Upjohn International, Inc., the subsidiary of Upjohn responsible for international operations. He had held the latter position since 1985. Following his retirement, Mr. Vescovi served as Adjunct Professor, International Management, at Western Michigan University from 1988 to 1993 and as a member of the Advisory Board of the College of Business Administration of the University of South Carolina from 1988 to 1994. Mr. Vescovi is also a director of Centaur Pharmaceutical, Inc., a private company.

    The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers and establishes corporate policies. The Board has established an Executive Committee which may exercise all (except in certain cases) the authority and powers of the Board of Directors in the business and affairs of the Company when the Board of Directors is not in session. The current members of the Executive Committee are Selvi Vescovi (Chairman), George DeMott and Carlton E. Turner, Ph.D., D.Sc. The Board has established an Audit Committee for the purposes of reviewing the results and scope of, and the fees for, the annual audit, reviewing the financial statements and any significant transactions or events and any changes in accounting principles and practices with the independent auditors, and reviewing the internal controls and audit procedures of the Company. The current members of the Audit Committee are Robert A. Fildes, Ph.D. (Chairman), Selvi Vescovi and R. Dale Bowerman. The Board does not have a standing nominating committee. The Compensation and Stock Option Committee serves as a compensation committee and makes recommendations to the Board with respect to compensation of executive officers of the Company. The current members of the Compensation and Stock Option Committee are R. Dale Bowerman (Chairman), George DeMott and Selvi Vescovi. During fiscal 1999, the Board of Directors held eight meetings, the Executive Committee held six meetings, the Audit Committee held three meetings, and the Compensation and Stock Option Committee held one meeting.
  All incumbent directors attended at least 75% of the meetings held by the Board and the committees on which they served during 1999.

                        EXECUTIVE OFFICERS

    The executive officers of the Company are Carlton E. Turner, Ph.D., D.Sc., Kenneth M. Yates, D.V.M., Robert W. Schnitzius and Robert A. Fildes, Ph.D. Biographical information for Dr. Turner and Dr. Fildes is set forth under "Election of Directors" above.

    Kenneth (Bill) M. Yates, D.V.M., 49, was elected Vice President of Research and Development in January 1999. Dr. Yates initially served as a consultant to the Company beginning in 1989 and became a full-time employee in 1990. He has served in various capacities for the Company in Research and Development during the last nine years, including Product Development Coordinator for Wound Care. Since 1992, Dr. Yates has served as an Adjunct Assistant Professor, Department of Comparative Medicine, University of Texas Southwestern Medical School.

    Robert W. Schnitzius, 43, has been Chief Financial Officer and Treasurer of the Company since November 1997 and Secretary of the Company since May 1998. From 1996 to 1997, Mr. Schnitzius was the Corporate Controller for Medeva Americas, Inc., a U.S. subsidiary of Medeva PLC. From 1991 to 1996, Mr. Schnitzius served with Medeva Pharmaceuticals, also a subsidiary of Medeva PLC, first as Controller (1991 to 1993) and then as Director of Finance (1994 to 1996). From 1983 to 1991, Mr. Schnitzius served as Controller for Shoreline Products, Inc., a boat trailer manufacturer, and from 1978 to 1983, he served as Treasurer of Texas Testing Laboratories, an engineering testing laboratory.

       All executive officers of the Company are elected annually by the Board of Directors to serve until their respective successors are chosen and qualified or until their earlier death, resignation or removal from office.


        [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                 SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of March 31, 2000, the beneficial ownership of Common Stock of the Company by each director of the Company, each named executive officer listed in the Summary Compensation Table included elsewhere in this Proxy Statement and all directors and executive officers as a group. Except as otherwise indicated, each person named in the table below has sole voting and investment power with respect to all shares indicated as being beneficially owned by him.

                                              Common Stock
                                           Beneficially Owned
                                           ------------------
                                          Number          Percent
 Name                                    of Shares        of Class
 Directors                               ----------       --------
 R. Dale Bowerman                          51,000  (1)        *
 George DeMott                             17,500  (2)        *
 Robert A. Fildes, Ph.D.                   25,000  (3)        *
 Thomas J. Marquez                        829,940  (4)       8.6%
 Carlton E. Turner, Ph.D., D.Sc.          153,655  (5)       1.6%
 Selvi Vescovi                             23,500  (6)        *

 Named Executive Officers (excluding
   any director named above) and Group
 Robert W. Schnitzius                      36,472  (7)        *
 Kenneth M. Yates, D.V.M.                  40,776  (8)        *
 All current directors and executive
    officers as a group (8 persons)     1,177,843  (9)      12.0%


 *  Less than one percent.

 (1) Includes 15,000 shares that Mr. Bowerman has the right to acquire pursuant to options and warrants exercisable within 60 days after March 31, 2000.

 (2) Includes 12,500 shares that Mr. DeMott has the right to acquire pursuant to options exercisable within 60 days after March 31, 2000.

 (3) Includes 15,000 shares that Dr. Fildes has the right to acquire pursuant to options exercisable within 60 days after March 31, 2000.

 (4) Includes 39,300 shares held in a trust controlled by Mr. Marquez and 42,600 shares that he has the right to acquire pursuant to options exercisable within 60 days after March 31, 2000.

 (5) Includes 97,937 shares that Dr. Turner has the right to acquire pursuant to options exercisable within 60 days after March 31, 2000.

 (6) Includes 15,000 shares that Mr. Vescovi has the right to acquire pursuant to options exercisable within 60 days after March 31, 2000.

 (7) Includes 28,333 shares that Mr. Schnitzius has the right to acquire pursuant to options exercisable within 60 days after March 31, 2000.

 (8) Includes 37,798 shares that Dr. Yates has the right to acquire pursuant to options exercisable within 60 days after March 31, 2000.

 (9) Includes 264,168 shares that current directors and executive officers have the right to acquire pursuant to options exercisable within 60 days after March 31, 2000.

     APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's Board of Directors has appointed the accounting firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. Shareholders will be asked to approve the appointment of Ernst & Young LLP at the annual meeting. If the appointment is not approved by the holders of a majority of the shares of Common Stock present or represented and voted for or against such approval at the meeting, the Board will reconsider its appointment of independent public accountants of the Company. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be given an opportunity to make a statement, if they so desire. They will also be available to respond to appropriate questions addressed to them.

    The Company's Board of Directors recommends that shareholders vote FOR the approval of the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal 2000.

                      EXECUTIVE COMPENSATION

    The report of the Compensation and Stock Option Committee of the Board of Directors set forth below and the information under the heading "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules, other than those rules requiring disclosure herein, or to the liability of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

 Compensation Committee Interlocks and Insider Participation

    The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). During 1999, the Committee was composed of James T. O'Brien, Chairman, George DeMott and Selvi Vescovi, until May 20, 1999, when Mr. O'Brien resigned and was succeeded as Chairman of the Committee by R. Dale Bowerman. All of the persons who served on the Committee during 1999 were and, with the exception of Mr. O'Brien, still are outside directors of the Company. Mr. Vescovi served as interim President and Chief Executive Officer of the Company in March and April 1995.

 Report of the Compensation Committee

    The following is a report submitted by the current members of the Committee, addressing the Company's compensation policy as it related to the named executive officers, including the President and Chief Executive Officer (the "CEO"), for fiscal 1999.

    Compensation Philosophy

    The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. To achieve these objectives, the Committee has developed and implemented an executive compensation program which provides executives with compensation opportunities that are competitive with companies of comparable size in the pharmaceutical industry.

    In applying this philosophy, the Committee has established a program to accomplish the following objectives:

    * attract and retain executives of outstanding abilities who are critical to the long-term success of the Company;

    * reward executives for achievement of internal Company goals as well as for Company performance relative to industry performance levels; and

    *  reward   executives  for  long-term   strategic  management  and   the
       enhancement of shareholder value by providing equity ownership in the Company.

    Through  these   objectives,  the   Company  integrates   its   executive
 compensation program with its annual and long-term strategic planning.

    Against the foregoing background, the Company's executive compensation policies integrate annual base salary compensation with a bonus award system which is based upon both corporate and individual performance levels.

    Fiscal 1999 Compensation

    For fiscal 1999, the Company's executive compensation program consisted of (i) base salary, adjusted from the prior year, (ii) bonus payable in cash or a combination of cash and stock, and (iii) stock options. With respect to base salary, the Company considers published executive compensation data of comparable companies in the industry and utilizes surveys to establish base salaries that are within the range of those paid to persons holding comparably responsible positions at such companies. In addition, the Committee considers evaluations by the CEO of the individual performance of each executive, other than the CEO, in setting such executive's salary for the year. The performance of the CEO is evaluated by the Executive Committee of the Board of Directors in collaboration with the Committee.

    The Committee determined that current salary levels for key Company executives are competitive within the industry and basically rank in the average range.

    Bonuses may be granted to executives based upon criteria established by the Company's 1995 Management Compensation Plan (the "Compensation Plan") adopted by the Company's Board of Directors and approved by its shareholders in 1995. Under the Compensation Plan, executives of the Company are eligible to receive incentive compensation in the form of annual bonuses payable 50% in cash and 50% in Common Stock of the Company. An executive's bonus under the Compensation Plan consists of a target bonus multiplied by a performance component. The target bonus is a specified percentage of the executive's base salary, with the percentage being dependent on the executive's position grade. The maximum target bonus for the highest position grade is currently 35% of the executive's base salary. The performance component is a percentage rate measuring results achieved in comparison to the Company's Annual Operating Budget. Performance is judged on the basis of three scenarios: (i) sales at Annual Operating Budget; (ii) profit at Annual Operating Budget; and (iii) achievement of remaining bonus criteria and individual goals as established by the Committee. These goals are designed to achieve the Company's short-term and long-term objectives. Following determination by the Committee of the amounts of bonus payable, if any, to executives, 50% of the bonus is paid in cash and 50% is paid in shares of the Company's Common Stock. The number of shares is determined by dividing 50% of the total bonus by the fair market value of the Common Stock on the date of certification of payment of the bonus by the Committee.

    No incentive bonuses were paid to executive officers in 1999 based upon the Compensation Plan criteria set forth above. Pursuant to authority delegated to the Committee by the Board of Directors to grant cash bonuses on a discretionary basis outside of the Compensation Plan, the Committee authorized bonuses of $7,700 to be paid to Robert W. Schnitzius and $7,100 to Dr. Kenneth M. Yates for 1999 based on the performance of the operations under their responsibility, as well as the bonus to Dr. Carlton E. Turner described below.

    Stock Option Grants

    The Committee has discretion to grant stock options to executive officers under the Company's 1995 Stock Option Plan. The Committee grants stock options with the goal of providing compensation and incentive to work toward the long-term success of the Company. In determining the time and date of grant and the number of shares subject thereto, the Committee may take into account the nature of the services rendered, the executive's potential contributions to the success of the Company's business, and such other facts as the Committee in its discretion deems appropriate. Each of the 1999 option awards to executive officers of the Company was made in accordance with the Company's 1995 Stock Option Plan.

    CEO Compensation

    Carlton E. Turner, Ph.D., D.Sc., was promoted to President and Chief Executive Officer of the Company as of April 26, 1995. Dr. Turner's 1999 base pay was determined by the Committee on the basis of its overall assessment of Dr. Turner's responsibilities, his past performance with the Company, and competitive market data on salary levels for pharmaceutical companies of similar size.

    In December 1999, the Committee granted Dr. Turner an incentive stock option to purchase 30,000 shares of Common Stock pursuant to the Company's 1995 Stock Option Plan. This option becomes exercisable with respect to one-third of the underlying shares in each year in the three-year period beginning one year after the date of grant. This award was made based on the Committee's evaluation of Dr. Turner's overall performance. Dr. Turner was paid a bonus of $21,300 for 1999 based on 19% growth in revenues to a record level and profits earned before clinical expenses and a one time reserve.

    Summary

    The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are awarded commensurately. The Committee believes that compensation levels during fiscal 1999 adequately reflected the Company's compensation goals and policies.

    Dated:   March 30, 2000

                                   By the Members of the Committee:


                                   /s/
                                   --------------------------
                                   R. Dale Bowerman, Chairman
                                   George DeMott
                                   Selvi Vescovi



        [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

 EXECUTIVE COMPENSATION TABLES

    The following table sets forth certain summary information regarding compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each other executive officer of the Company whose combined salary and bonus for the fiscal year ended December 31, 1999 exceeded $100,000 (collectively, the "named executive officers") for the years indicated.

                              Table 1

                                  Summary Compensation Table
                                  --------------------------
                                                                                     Long-Term
                                                                                    Compensation
                                                                                    ------------
                                              Annual Compensation                      Awards
                                  ---------------------------------------------     ------------
                                                                        Other        Securities
                                                                        Annual       Underlying     All Other
 Name and                         Fiscal                                Compen-     Options (No.     Compen-
 Principal Position                Year      Salary       Bonus (1)     sation       of Shares)      sation
 ------------------                ----      -------      ------        ------       ----------      ------
 Carlton E. Turner, Ph.D.,         1999     $258,770     $21,300          -           30,000           -
  D.Sc., President and Chief       1998     $225,000        -             -          138,125 (3)       -
  Executive Officer (2)            1997     $225,000     $10,000          -           30,000           -


 Robert W. Schnitzius,             1999     $128,100     $ 7,700          -           10,000           -
  Chief Financial Officer (4)      1998     $120,000        -             -           30,000 (3)       -
                                   1997     $ 11,538        -             -           20,000           -


 Kenneth M. Yates, D.V.M.,         1999     $123,900     $ 7,100          -           10,000           -
  Vice President,                  1998     $108,700     $ 9,800          -           44,930 (3)       -
  Research & Development(5)        1997     $ 98,491        -             -           33,000           -



 (1) Each bonus for 1999, 1998 and 1997 was paid in cash.

 (2) Dr. Turner was promoted to  President and Chief Executive Officer of the
     Company in  April 1995.   Dr. Turner was  first elected  as an executive
     officer of the Company in January 1994.

 (3) Represents options granted   in exchange for the surrender of previously
     granted options covering an equal number of shares.  Each new option has an exercise price of $4.8125 per share.

 (4) Mr. Schnitzius was first elected as an executive officer of the Company on November 17, 1997.

 (5) Dr. Yates was first elected as an executive officer of the Company on January 14, 1999.

        [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

    The following table sets forth certain information relating to options granted under the Company's 1995 Stock Option Plan to the named executive officers in fiscal year 1999.

                              Table 2

                     Options Granted During Year Ended December 31, 1999
                     ---------------------------------------------------

                                                                                  Potential
                                                                             Realizable Value at
                                                                             Assumed Annual Rates
                                                                                of Stock Price
                                                                                 Appreciation
                                     Individual Grants                       for Option Term (1)
                      ---------------------------------------------------    -------------------
                         Number of
                        Securities    % of Total
                        Underlying      Options     Exercise
                          Options     Granted to     Price
                          Granted    Employees in     Per      Expiration
         Name        (No. of Shares)  Fiscal Year    Share        Date         5%          10%
         ----         -------------   -----------    -----        ----        ----        -----
 Carlton E. Turner,    30,000 (2)       8.7%       $2.0625       12/16/09    $38,913     $98,613
   Ph.D., D.Sc.

 Robert W. Schnitzius  10,000 (2)       2.9%       $2.0625       12/16/09    $12,971     $32,871

 Kenneth M. Yates,     10,000 (2)       2.9%       $2.0625       12/16/09    $12,971     $32,871
   D.V.M.

 (1) The  assumed  five  percent   and  ten  percent  rates  of  stock  price
     appreciation are specified  by the SEC's proxy  rules and do not reflect
     expected actual appreciation.   The amounts  shown represent the assumed
     values of the stock options (less the exercise prices) at the end of the ten-year  periods beginning  on the  dates of  grant  and ending  on the option expiration dates.

 (2) Incentive stock  option with a  term of 10  years and  an exercise price equal to the fair market value of the Company's Common Stock on the date
     of grant.   Option becomes exercisable with  respect to one-third of the shares covered thereby  in each year in  the three-year period beginning one year after the date of grant.

        [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

    The following table sets forth certain information with respect to the exercise of options to purchase Common Stock of the Company during the year ended December 31, 1999, and outstanding options held at such date, by the named executive officers. For purposes of this table, the "value" of an outstanding option is the difference between the market price at December 31, 1999 of the shares of Common Stock underlying the option and the aggregate exercise price of such option. The unexercisable portions of such options have been valued as if such portions were exercisable in full on December 31, 1999, in accordance with SEC rules.

                              Table 3

                Aggregated Option Exercises in Fiscal Year
        Ended December 31, 1999 and Fiscal Year-End Option Values
        ---------------------------------------------------------


                       Shares                Number of Securities
                      Acquired               Underlying Unexercised      Value of Unexercised
                         on                  Options at  12/31/99           In-the-Money
                      Exercise                  (No. of Shares)          Options at 12/31/99
                       (No. of    Value    --------------------------  -------------------------
   Name                Shares)   Realized  Exercisable Unexercisable   Exercisable Unexercisable
   ----                -------   --------  ----------- -------------   ----------- -------------
 Carlton E. Turner,      -         -          63,406      153,594          -           -
    Ph.D., D.Sc.

 Robert W. Schnitzius    -         -          20,833      39,167           -           -

 Kenneth M. Yates,       -         -          25,565      51,365           -           -
    D.V.M.

        [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

 PERFORMANCE GRAPH

    The following graph sets forth for the years indicated the cumulative total shareholder return for the Company's Common Stock, the Nasdaq Stock Market - U.S. Index, a Company-constructed New Peer Group(2), and a Company-constructed Old Peer Group(3). The information reflected in the graph was provided to the Company by Research Holdings, Ltd. of San Francisco, California.

    The Company believes that the New Peer Group more accurately reflects the Company's peers and provides a better basis for comparison than the Old Peer Group. The New Peer Group contains companies that are more similar to the Company in size, based on revenues, scope and types of business (biopharmaceutical, nutraceutical and wound care) than the companies in the Old Peer Group, a majority of which are very large, multinational pharmaceutical companies. Performance data for the Old Peer Group has been provided for comparative purposes but is not expected to be included in subsequent years' proxy statements.


                      [ PERFORMANCE GRAPH APPEARS HERE ]

                                            Cumulative Total Return (1)
                                  ---------------------------------------------
                                  11/94   12/95   12/96   12/97   12/98   12/99
                                  -----   -----   -----   -----   -----   -----
                                           <>
 Carrington Laboratories, Inc.     100     359      90      50      25      23

 New Peer Group(2)                 100     137     133     119      72     119

 Old Peer Group (3)                100     158     195     302     448     390

 Nasdaq Stock Market - U.S.        100     142     174     214     301     544


 (1) Total return assuming reinvestment  of dividends.  Assumes $100 invested on November  30, 1994  in the Company's  Common Stock,  The Nasdaq Stock
     Market - U.S. Index, a  new Company-constructed peer group (the New Peer
     Group), and  a Company-constructed peer  group used in  prior years (the
     Old Peer Group).   During 1995, the Company  changed its fiscal year end
     from November 30 to December 31.  Thus, the total return for fiscal year
     1995 includes  the thirteen-month period  from December  1, 1994 through
     December 31, 1995.

 (2) The New  Peer Group  comprises the  following companies:   Anesta Corp.,
     Atrix  Labs Inc.,  Axys  Pharmaceuticals Inc.,  Cell  Therapeutics Inc.,
     Cellegy Pharmaceuticals Inc.,  Collagenex Pharmaceuticals Inc., Columbia
     Labs Inc.,   Cubist  Pharmaceuticals Inc.,  Depomed Inc.,  Draxis Health
     Inc., Duramed Pharmaceuticals Inc., Dusa Pharmaceuticals Inc., Immulogic
     Pharmaceutical   Corp.,  Immunogen   Inc.,   Insite  Vision  Inc.,   Kos
     Pharmaceuticals    Inc.,   Matrix    Pharmaceutical   Inc.,    Microcide
     Pharmaceuticals  Inc.,  Nastech  Pharmaceutical  Inc., Natures  Sunshine
     Products Inc.,  Neotherapeutics Inc.,  Noven Pharmaceuticals Inc.,  Onyx
     Pharmaceuticals Inc., Pharmaceutical  Res Inc., Quigley Corp., Regeneron
     Pharmaceuticals,     Sciclone     Pharmaceuticals     Inc.,    Sheffield
     Pharmaceuticals  Inc.,  Titan  Pharmaceuticals  Inc.,  Trega Biosciences
     Inc., Viropharma Inc. and Weider Nutrition International, Inc.

 (3) The  Old  Peer   Group  comprises  the   following  companies:    Abbott
     Laboratories, Allergan, Inc., Allou Health & Beauty Care, Inc., Alpharma
     Inc., Alza Corporation, American Home Products Corp., Barr  Laboratories
     Inc.,  Bergen   Brunswig  Corporation,  Bristol-Myers  Squibb   Company,
     Carrington   Laboratories,    Inc.,   Carter-Wallace,  Inc.,    Columbia
     Laboratories  Inc.,  Elan  Corporation,  PLC, Escagenetics  Corporation,
     Forest  Laboratories, Inc.,  Genentech,  Inc., Glaxo  Wellcome  PLC, ICN
     Pharmaceuticals,  Inc.,   Ivax  Corporation,   Johnson  &  Johnson,   KV
     Pharmaceutical  Company, Eli  Lilly  and Company,  McKesson Corporation,
     Medco Research Inc., Medeva PLC,  Merck & Co. Inc., Moore Medical Corp.,
     Mylan  Laboratories  Inc.,   Natural  Alternatives  International,  Novo
     Nordisk A/S, Pfizer Inc., Pharmaceutical Resources Incorporated, Polydex
     Pharmaceuticals Ltd., Schering-Plough  Corporation, United Guardian Inc.
     and Warner-Lambert Company.

 Compensation of Directors

    The Company pays each outside director a quarterly retainer of $1,500 and $1,500 for each day or portion thereof spent attending Board meetings. Outside directors who are members of the Executive Committee receive $1,500 for each Executive Committee meeting that they attend. Outside directors who are members of the Compensation and Stock Option or Audit Committee each receive $1,000 for each committee meeting that they attend, unless the meeting is held on the same day as a Board meeting, in which case the amount paid is $500. The Company also reimburses each outside director who does not live in the Dallas, Texas area for travel expenses incurred in attending Board and committee meetings.

    Pursuant to the Company's 1995 Stock Option Plan, as amended, nonqualified options to purchase shares of the Company's Common Stock may be granted to outside directors from time to time. Each option granted to an outside director has a term of four years, is exercisable in whole or in part at any time during its entire term and remains effective during its entire term, regardless of whether the optionee continues to serve as a director. The purchase price per share of Common Stock covered by each such option is fixed by the Board of Directors or the Compensation and Stock Option Committee and must be equal to or greater than the fair market value per share of Common Stock on the date of grant. In 1999, each of the five outside directors received an option to purchase 2,500 shares of Common Stock at an exercise price of $2.94 per share.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    For the fiscal year ended December 31, 1999, Dr. Carlton E. Turner filed one late report on Form 4 relating to one transaction that occurred during December 1999; Robert W. Schnitzius filed a late report on Form 5 relating to one transaction that occurred during December 1999; and Dr. Kenneth M. Yates filed a late report on Form 5 relating to one transaction that occurred during December 1999. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports filed by them with the SEC.

                       SHAREHOLDER PROPOSALS

    The 2001 annual meeting of the shareholders of the Company is tentatively scheduled to be held on May 17, 2001. Shareholder proposals intended to be included in the Company's proxy statement for the 2001 annual meeting must be received by the Company no later than December 18, 2000, in accordance with Rule 14a-8 under the Exchange Act.

    With respect to shareholder proposals which are not intended to be included in the Company's proxy statement, the Bylaws of the Company provide that notice of any such shareholder proposal nominating persons for election to the Board of Directors of the Company must be received at the Company's principal executive office not later than 90 days prior to the annual meeting; and all other shareholder proposals must be received not later than 60 days in advance of the annual meeting if the meeting is to be held within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of the meeting if it is to be held on or after the anniversary of the previous year's meeting.

                           ANNUAL REPORT

    The Company has provided without charge to each person whose proxy is solicited hereby a copy of the Company's 1999 Annual Report. Additional copies of the 1999 Annual Report may be obtained without charge upon written request to Robert W. Schnitzius, Chief Financial Officer, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038.

                           MISCELLANEOUS

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefacsimile and telegram by directors, officers, and employees of the Company, who will receive no additional compensation for such activities. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   By order of the Board of Directors

                                   /s/ George DeMott
                                   ---------------------
                                   George DeMott
                                   Chairman of the Board

 Irving, Texas
 April 17, 2000


    A copy of the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available without charge to each person whose proxy is solicited hereby upon written request directed to Robert W. Schnitzius, Chief Financial Officer, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038.

                         CARRINGTON LABORATORIES, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
        THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2000


      The undersigned hereby  appoints Carlton E.  Turner, Ph.D., D.Sc.,  and

 Robert W.  Schnitzius  as  proxies,  each with  the  power  to  appoint  his substitute, and  hereby  authorizes  them  to  represent  and  to  vote,  as designated on  the  reverse  hereof,  all the  shares  of  Common  Stock  of

 Carrington  Laboratories,  Inc.  (the  "Company")  held  of  record  by  the undersigned on April 7, 2000, at the  Annual Meeting of Shareholders of  the

 Company to be  held on May  18, 2000, at  8:30 a.m. local time,  at the  Las

 Colinas Country Club,  4900 North O'Connor  Boulevard, Irving, Texas  75062,

 and at any adjournment(s) thereof.  Receipt of the Notice of Annual  Meeting of Shareholders and the Proxy Statement  in connection therewith and of  the

 Company's 1999 Annual Report to Shareholders is hereby acknowledged.



                 (Continued and to be Signed on Reverse Side)

 1.  ELECTION OF DIRECTORS.                                     Nominees:

 [ ] FOR all nominees listed    [ ] WITHHOLD AUTHORITY     George DeMott
     at right (except as            to vote for all        Robert A. Fildes,
     marked to contrary below)      nominees listed          Ph.D.
                                    at right               Carlton E. Turner,
                                                             Ph.D., D.Sc.


      INSTRUCTION:          (To withhold authority to vote for any individual
                       nominee, write that nominee's name on the line below.)

      -----------------------------------------------------------------------

 2. Approval of the appointment of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000.

      [   ]  FOR     [   ]  AGAINST      [   ]  ABSTAIN

 3. In their discretion, the proxies are authorized to vote with respect to any other matter which may properly come before the meeting or any adjournment(s) thereof.


 THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED IN THIS PROXY, APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

 PLEASE COMPLETE, DATE  AND SIGN  THIS PROXY AND  RETURN IT  IN THE  ENCLOSED
 ENVELOPE.

 The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that the proxies named herein, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.


 Dated:                  , 2000
        -----------------           -----------------------------------------
                                    Signature*

                                    -----------------------------------------
                                    Signature of joint owner*


 * NOTE:   When signing  on  behalf of  a corporation,  partnership,  estate, trust or in any representative capacity, please sign name and title. To vote shares held jointly, each joint owner must sign.